                                                                      EXHIBIT D.




              First Amendment to Agreement Pursuant to Rule 45 (c)
              ----------------------------------------------------


              Under the Public Utility Holding Company Act of 1935
              ----------------------------------------------------



WHEREAS, Consolidated Natural Gas Company (hereinafter referred to as "Parent"), a corporation organized and existing under the laws of the State of Delaware, and its wholly owned subsidiary corporations whose names and respective states of incorporation are listed below, i.e.:


     Name of Subsidiary                            State of Incorporation
     ------------------                            ----------------------


Consolidated Natural Gas Service Co., Inc.              Delaware


CNG Transmission Corporation                            Delaware


CNG Iroquois, Inc., a wholly-owned subsidiary           Delaware
of CNG Transmission Corporation


The East Ohio Gas Company                               Ohio


The Peoples Natural Gas Company                         Pennsylvania


Virginia Natural Gas, Inc.                              Virginia


Hope Gas, Inc.                                          West Virginia


West Ohio Gas Company                                   Ohio


CNG Producing Company                                   Delaware


CNG Pipeline Company, a wholly-owned subsidiary         Texas
of CNG Producing Company


CNG Energy Services Corporation                         Delaware


CNG Power Company                                       Delaware


CNG Storage Service Company                             Delaware


CNG Technologies, Inc., a wholly-owned subsidiary       Delaware
of CNG Power Company

       Name of Subsidiary                             State of Incorporation
       ------------------                             ----------------------


Granite Road Cogen, Inc., a wholly-owned subsidiary            Texas
of CNG Power Company


CNG Market Center Services, Inc., a wholly-owned               Delaware
subsidiary of CNG Power Company


CNG Bear Mountain, Inc., a wholly-owned subsidiary             Delaware
of CNG Power Company


CNG Power Services Corporation                                 Delaware


CNG Lakewood, Inc., a wholly-owned subsidiary                  Delaware
of CNG Power Services Corporation


Consolidated System LNG Company                                Delaware


CNG Research Company                                           Delaware


CNG Coal Company                                               Delaware


CNG Financial Services, Inc.                                   Delaware



have entered into an Agreement dated December 31, 1994 for the allocation of current federal income taxes; and


     WHEREAS, Parent and its subsidiaries (hereinafter collectively referred to as the "Companies") are desirous of amending the agreement for the purpose of adding additional subsidiaries that Parent or one of its Subsidiaries has acquired and giving recognition to the merger of one of the Subsidiaries into another Subsidiary, and reflecting ownership changes of certain Subsidiaries within the consolidated group.


     NOW, THEREFORE, the Companies, for mutual benefit and valuable considerations, do hereby covenant and agree with one another that, pursuant to paragraph IV of the Agreement, it shall be amended as follows:

     First: The additional wholly-owned Subsidiaries of the Parent whose names and respective states of incorporation are listed below will become parties to the Agreement, i.e.:

       Name of Subsidiary          State of Incorporation
       ------------------          ----------------------





CNG International Corporation            Delaware


CNG Telecom, Inc.                        Delaware



     Second: CNG Main Pass Gas Gathering Corporation and CNG Oil Gathering Corporation, both incorporated in the State of Delaware on July 21, 1995, CNG Products and Services, Inc., incorporated in the state of Delaware on August 28, 1995, and CNG Retail Services Corporation, incorporated in the state of Delaware on January 30, 1997, all wholly-owned subsidiaries of CNG Energy Services Corporation, a party to the Agreement, and CNG Kauai, Inc., incorporated in Delaware on March 6, 1997, a wholly-owned subsidiary of CNG Power Company, a party to the Agreement, will also become parties to the Agreement.


     Third: As a result of the merger of The East Ohio Gas Company and West Ohio Gas Company, effective January 1, 1997, The East Ohio Gas Company is the successor in interest and will succeed to all of the rights, benefits and obligations of West Ohio Gas Company under the Agreement.

     Fourth: CNG Power Company and CNG Storage Service Company, both of which were formerly wholly-owned subsidiaries of the Parent, became wholly-owned subsidiaries of CNG Energy Services Corporation on May 1, 1996.

     Fifth: CNG Technologies, Inc., formerly a wholly-owned subsidiary of CNG Power Company, became a wholly-owned subsidiary of CNG Products and Services, Inc. effective August 30, 1996.

     IN WITNESS WHEREOF, each of the parties hereto has caused this agreement to be executed in its name and on its behalf by one of its officers duly authorized, and its corporate seal to be affixed hereto by its Secretary or one of its Assistant Secretaries as of the 24th day of April, 1997 to be effective
(i) as of December 31, 1996 as to Paragraph First above, (ii) as of the dates of incorporation of the corporations named therein as to the Paragraph Second above, and (iii) as of January 1, 1997 as to Paragraph Third above.



ATTEST:                                 Consolidated Natural Gas Company


/s/ Secretary                           By: /s/ Treasurer
--------------------------------        ------------------------------------
Secretary                                   Treasurer



ATTEST:                                 Consolidated Natural Gas Service Company


/s/ Secretary                           By: /s/ Treasurer
--------------------------------        ------------------------------------
Secretary                                   Treasurer



ATTEST:                                 CNG Research Company


/s/ Assistant Secretary                 By: /s/ Treasurer
--------------------------------        ------------------------------------
Assistant Secretary                         Treasurer



ATTEST:                                 CNG Financial Services, Inc.


/s/ Secretary                           By: /s/ Treasurer
--------------------------------        ------------------------------------
Secretary                                   Treasurer

ATTEST:                                 The Peoples Natural Gas Company


/s/ Secretary and General Counsel       By: /s/ President
---------------------------------       ------------------------------------
Secretary and General Counsel               President

ATTEST:                                 CNG International Corporation


/s/ Secretary                           By: /s/ Treasurer
---------------------------------       ------------------------------------
Secretary                                   Treasurer



ATTEST:                                 CNG Telecom, Inc.


/s/ Secretary                           By: /s/ Treasurer
---------------------------------       ------------------------------------
Secretary                                   Treasurer

ATTEST:                                 CNG Transmission Corporation


/s/ Secretary                           By: /s/ Vice President and Treasurer
---------------------------------       ------------------------------------
Secretary                                   Vice President and Treasurer



ATTEST:                                 CNG Iroquois, Inc.


/s/ Assistant Secretary                 By: /s/ Vice President and Treasurer
---------------------------------       ------------------------------------
Assistant Secretary                         Vice President and Treasurer



ATTEST:                                 Hope Gas, Inc.


/s/ Secretary                           By: /s/ Vice President
---------------------------------       ------------------------------------
Secretary                                   Vice President

ATTEST:                                 Consolidated System LNG Company


/s/ Assistant Secretary                 By: /s/ Secretary
---------------------------------       ------------------------------------
Assistant Secretary                         Secretary

ATTEST:                      The East Ohio Gas Company (Also
                             signing as Successor in interest for West
                             Ohio Gas Company)


/s/ Assistant Secretary      By:/s/ Sr. Vice President, Secretary, and Treasurer
-------------------------     --------------------------------------------------
Assistant Secretary             Senior Vice President, Secretary, and Treasurer

ATTEST:                                 Virginia Natural Gas, Inc.


/s/ Secretary                           By: /s/ Treasurer
---------------------------------       ------------------------------------
Secretary                                   Treasurer

ATTEST:                                 CNG Producing Company


/s/ Assistant Secretary                 By: /s/ Senior Vice President, Chief
---------------------------------       ------------------------------------
Assistant Secretary                         Financial Officer and Treasurer
                                        ------------------------------------
                                            Senior Vice President, Chief
                                            Financial Officer and Treasurer



ATTEST:                                CNG Pipeline Company


/s/ Secretary                          By: /s/ Vice President and Treasurer
---------------------------------      ------------------------------------
Secretary                                  Vice President and Treasurer



ATTEST:                                CNG Coal Company


/s/ Secretary                          By: /s/ Vice President and Treasurer
---------------------------------      ------------------------------------
Secretary                                  Vice President and Treasurer

ATTEST:                                CNG Power Company


/s/ Assistant Secretary                By: /s/ Assistant Treasurer
---------------------------------      ------------------------------------
Assistant Secretary                        Assistant Treasurer



ATTEST:                                CNG Technologies, Inc.


/s/ Assistant Secretary                By: /s/ Treasurer
---------------------------------      ------------------------------------
Assistant Secretary                        Treasurer



ATTEST:                                Granite Road Cogen, Inc.


/s/ Assistant Secretary                By: /s/ Treasurer
---------------------------------      ------------------------------------
Assistant Secretary                        Treasurer



ATTEST:                                CNG Market Center Services, Inc.


/s/ Secretary                          By: /s/ Treasurer
---------------------------------      ------------------------------------
Secretary                                  Treasurer



ATTEST:                                CNG Bear Mountain, Inc.


/s/ Assistant Secretary                By: /s/ Assistant Treasurer
---------------------------------      ------------------------------------
Assistant Secretary                        Assistant Treasurer



ATTEST:                                CNG Energy Services Corporation


/s/ Assistant Secretary                By: /s/ Assistant Treasurer
---------------------------------      ------------------------------------
Assistant Secretary                        Assistant Treasurer


ATTEST:                                CNG Power Services Corporation


/s/ Assistant Secretary                By: /s/ Assistant Treasurer
---------------------------------      ------------------------------------
Assistant Secretary                        Assistant Treasurer

ATTEST:                                CNG Lakewood, Inc.


/s/ Assistant Secretary                By: /s/ Assistant Treasurer
---------------------------------      ------------------------------------
Assistant Secretary                        Assistant Treasurer



ATTEST:                                CNG Storage Service Company


/s/ Assistant Secretary                By: /s/ Assistant Treasurer
---------------------------------      ------------------------------------
Assistant Secretary                        Assistant Treasurer



ATTEST:                                CNG Products & Services, Inc.


/s/ Secretary                          By: /s/ Treasurer
---------------------------------      ------------------------------------
Secretary                                  Treasurer



ATTEST:                                CNG Retail Services Corporation


/s/ Assistant Secretary                By: /s/ Treasurer
---------------------------------      ------------------------------------
Assistant Secretary                        Treasurer



ATTEST:                                CNG Main Pass Gas Gathering Corporation


/s/ Assistant Secretary                By: /s/ Assistant Treasurer
---------------------------------      ------------------------------------
Assistant Secretary                        Assistant Treasurer



ATTEST:                                CNG Oil Gathering Corporation


/s/ Assistant Secretary                By: /s/ Assistant Treasurer
---------------------------------      ------------------------------------
Assistant Secretary                        Assistant Treasurer



ATTEST:                                CNG Kauai, Inc.


/s/ Assistant Secretary                By: /s/ Assistant Treasurer
---------------------------------      ------------------------------------
Assistant Secretary                        Assistant Treasurer